Exhibit 99.1

On May 22, 2003, Leonard A. Lauder ("LAL" or the "Reporting Person") excercised options in respect of 20,000 shares of Class A Common Stock.
He sold them that day in a number of transactions with an average sale price of $34.0694.
The information shares sold at each
price appears in the two columns below:

Shares  Price
100	33.51
100	33.60
100	33.65
300	33.69
700	33.91
300	33.96
300	33.97
600	33.98
600	33.99
1400	34.00
800	34.01
600	34.02
400	34.03
200	34.04
500	34.05
400	34.06
800	34.07
600	34.08
2400	34.09
1200	34.10
1600	34.11
600	34.12
500	34.13
400	34.14
1300	34.15
500	34.16
500	34.17
600	34.18
100	34.19
500	34.20
100	34.21
700	34.22
100	34.23
100	34.24

On May 23, 2003, Leonard A. Lauder ("LAL" or the "Reporting Person") excercised options in respect of 20,000 shares of Class A Common Stock.
He sold them that day in a number of transactions with an average sale price of $34.36805.
The information shares sold at each
price appears in the two columns below:

Shares  Price
800	34.28
600	34.45
400	34.75
600	34.44
300	34.11
300	34.19
700	34.05
100	34.07
500	34.38
300	34.02
700	34.35
300	34.27
100	34.03
500	34.34
700	34.29
400	34.42
100	34.64
200	34.06
900	34.33
400	34.26
400	34.47
100	34.76
200	34.65
400	34.18
400	34.32
400	34.25
100	34.41
100	34.73
100	34.66
200	34.16
500	34.31
500	34.23
200	34.49
200	34.71
300	34.67
200	34.15
200	34.30
400	34.24
100	34.40
500	34.70
100	34.69
300	34.14
100	34.86
500	34.21
200	34.59
100	34.74
100	34.62
200	34.13
200	34.09
200	34.39
200	34.57
200	34.79
200	34.68
200	34.01
300	34.37
100	34.55
200	34.48
100	34.60
900	34.36
500	34.51
300	34.46
400	34.77

After these sales, the amounts of Class A Common
Stock beneficially owned by:

(a) LAL includes (i) 5,369,169 shares
held directly,
(ii) 2,136,882 shares indirectly as
grantor of a grantor retained annuity trust
(does not include the ownership of
3,829,216 shares of
Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iii) 3,279,302 shares
indirectly as the sole individual general partner of LAL Family Partners L.P.
and the majority stockholder of
LAL Family Corporation, which is
the sole corporate partner of
LAL Family Partners L.P.
(a limited partnership in which LAL
has sole voting and investment power)
(does not include the ownership of 42,705,540 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iv) 15,384 shares indirectly as a
general partner of Lauder & Sons L.P.
(LAL is also a trustee of
The 1995 Estee Lauder LAL Trust,
which is also a general
partner of Lauder & Sons L.P.)
(does not include the ownership of 3,846,154 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(v) 1,129,200 shares held indirectly
as co-Trustee and beneficiary of the
EL 2001 Charitable Trust, and (vi)
390,000 shares
indirectly which are held directly
by his wife, Evelyn H. Lauder ("EHL").
LAL disclaims beneficial ownership of
the shares in clauses (ii), (iii), (iv)
and (v) to the extent he does not have a pecuniary interest in such securities and he disclaims beneficial ownership of the shares in clause
(vi) owned by his wife.

(b) EHL includes (i) 390,000 shares held directly,
(ii) 5,369,169 shares held
directly by her husband, LAL, and (iii) 6,560,768 shares held indirectly by her husband, LAL (see (b) (ii), (iii) and (iv) above regarding Class B shares).
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.